UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On December 18, 2007, the Board of Directors of Scientific Learning Corporation (the “Company”) promoted Jane A. Freeman to be Executive Vice President of the Company, in addition to her present role as Chief Financial Officer.

In connection with that promotion, on December 18, 2007, the Compensation Committee of the Board of Directors of the Company approved the following changes to Ms. Freeman’s terms of employment.

•	Ms. Freeman’s annualized base salary was increased to $260,000 from $235,000.
•

Ms. Freeman’s annual bonus potential under the Company’s 2008 Management Incentive Plan was increased to 45% of base salary upon achievement of 100% of all targets and up to 90% of base salary upon maximum overachievement (compared to 40% at target and up to 80% maximum previously).

•

Ms. Freeman was granted restricted stock unit awards for 40,000 shares, with 25% of such shares to vest approximately March 10, 2009, with the remainder vesting in equal installments approximately every six months over the following 36 months.

The revised terms of Ms. Freeman’s compensation became effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: December 20, 2007	By:	/s/ Linda L. Carloni
Title: Vice President and General Counsel

2.